Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Julie Sharff, Chief Financial Officer of Texas Community Bancshares, Inc. (the “Company”), hereby certify in my capacity as an executive officer of the Company that I have reviewed the annual report on Form 10-K for the year ended December 31, 2023 (the “Report”) and that, to the best of my knowledge:

1.The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2024	/S/ Julie Sharff
Julie Sharff, CPA
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.